UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2016 (September 22, 2016)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On September 22, 2016, Rite Aid Corporation (the “Company”) reported its financial position and results of operations as of and for the thirteen and twenty-six week periods ended August 27, 2016. The press release includes non-GAAP financial measures, “Adjusted EBITDA,” “Adjusted Net Income” and “Adjusted Net Income per Diluted Share.” The Company uses these non-GAAP measures in assessing its performance in addition to net income, the most directly comparable GAAP financial measure. A reconciliation of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per Diluted Share to net income is included in the press release, which is furnished as Exhibit 99.1 hereto.

The Company believes Adjusted EBITDA serves as an appropriate measure in evaluating the performance of its business and helps its investors better compare the Company’s operating performance with its competitors. The Company defines Adjusted EBITDA as net income excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, severance for distribution center closures, gain or loss on sale of assets and revenue deferrals related to the Company’s customer loyalty program). The Company references this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to historical periods and external comparisons to competitors. In addition, incentive compensation is based in part on Adjusted EBITDA and the Company bases certain of its forward-looking estimates and budgets on Adjusted EBITDA.

The Company defines Adjusted Net Income as net income excluding the impact of amortization of EnvisionRx intangible assets, merger and acquisition-related costs, loss on debt retirements and LIFO adjustments. The Company calculates Adjusted Net Income per Diluted Share using the Company’s above-referenced definition of Adjusted Net Income. The Company believes Adjusted Net Income and Adjusted Net Income per Diluted Share serve as appropriate measures to be used in evaluating the performance of its business and help its investors better compare the Company’s operating performance over multiple periods.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per Diluted Share should not be considered in isolation from, and are not intended to represent alternative measures of, operating results or of cash flows from operating activities, as determined in accordance with GAAP. The Company’s definitions of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per Diluted Share may not be comparable to similarly titled measurements reported by other companies or similar terms in the Company’s debt facilities.

In addition, a copy of the Company’s Earnings Release Supplement for the second quarter of fiscal 2017 is being furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated September 22, 2016
99.2	Second Quarter Fiscal 2017 Supplemental Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: September 22, 2016	By:	/s/ James J. Comitale
		Name:	James J. Comitale
		Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 22, 2016.
99.2	Second Quarter Fiscal 2017 Supplemental Information